UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

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XUN ENERGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-53466	90-0669916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12759 NE Whitaker Way, #C453, Portland Oregon 97230
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (775) 200-0505 Not applicable. (Former name or former address, if changed since last report):

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2014, Xun Energy, Inc., (the “Company”), filed with the State of Nevada, a Certificate of Designation for its Series B preferred stock (the “Certificate”). The Certificate was effective on May 12, 2014. The Certificate establishes all of the rights of the holders of the Series B Preferred Stock (the “Series B”), as related to the Series B, including, but not limited to the Series B conversion rights, voting rights, dividend rights and liquidation preference (collectively, the “Rights”). The Board of Directors of the Company were granted the authority to set the terms of the Rights in the Company’s amended articles of incorporation, as filed with the State of Nevada on July 20, 2010. On April 29, 2013, the Board of Directors of the Company resolved to set the terms of the Rights of the Series B. On May 5, 2014, the Board of Directors of the Company amended the terms of the Rights as found in the Certificate.

For a more detailed description of the Rights, please see the Certificate filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits:

3.1	Certificate of Designation For Series B Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2014

XUN ENERGY, INC.

/s/ Jerry G. Mikolajczyk

By: Jerry G. Mikolajczyk

Title: President/CEO

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